Summary of

Dollar General Corporation Supplemental Executive Life Insurance Program

Dollar General Corporation (the "Company") previously established a supplemental life insurance program for officers.  Under this program, the Company pays premiums on supplemental individual life insurance policies written by Ohio National Life Insurance Company for all officers.  The Company pays the premiums and also grosses up these payments to cover required taxes on these premiums.  The death benefit provided under this program is equal to 2.5 times annual base salary, reduced by the amount of the group life insurance benefit.  Currently, the Company-provided group life insurance plan for exempt salaried employees provides a benefit of $50,000.  The life insurance coverage offered through the supplemental life insurance program is subject to individual underwriting.

The specimen policy currently intended to be used for all policies issued after January 28, 2005 is set forth below.

We will pay the death proceeds to the beneficiary after we receive due proof that the insured died while this contract was inforce.  If the insured is living on the maturity date, we will then pay the cash surrender value to the owner.

Our home office is at One Financial Way, Cincinnati, Ohio 45242.

/s/	/s/
Secretary	President

20 Day Right To Examine The Policy:  You have a right to cancel this contract within 20 days after you receive it.  You may return it to us or to our agent for any reason within those 20 days.  The contract will then be treated as though it were never issued.  We will then refund the premiums that were paid to us.

Flexible Premium Adjustable Life Insurance Policy

Nonparticipating
Adjustable Death Benefit Payable Before Maturity Date
Cash Surrender Value, if any, Payable on Maturity Date if Insured is Then Living
Flexible Premiums Until Maturity Date
Stated Amount:  Page 3
Maturity Date:  Age 95

FORM 91-QL-2PAGE 2

Policy Contents

Policy Specifications

Option Tables

Table of Guaranteed Maximum Cost of

Insurance Rates

General Terms And Definitions

Contract Months and Years

Maturity Date

No Lapse Premium

Notice

Option

Payee

Proceeds

Process Day

Pronouns

Proof You Can Be Insured

General Provisions

Ownership

Assignment

Beneficiary

Contract

Annual Account Report

Premiums

Payment

Net Premium

Planned Premiums

Extra Premiums

Maximum Premiums

No Lapse Guarantee

Policy Changes Affecting the No

Lapse Premium

Grace Period

Reinstatement

Benefits

Death Proceeds Choices

Changes In Coverage

Change of Proceeds Plan

Continuation of Coverage

Nonforfeiture

Cash Value

Monthly Charges

Interest Credits

Cost of Insurance

Cost of Insurance Rate

Net Amount at Risk

Determination of Values

Surrender and Cash Surrender Value

Surrender Charge

Surrender Charge On Decreases

Partial Surrender

Deferral of Surrender

Paid-up Term Insurance

Paid-up Life Insurance

Loans

Availability

Loan Value

Interest

Repayment

Termination of Contract

Claims

Payment of Proceeds

Misstatement of Age or Sex

Proceeds Protection

Incontestability

Suicide

Proceeds Payment Options

Choice of Options

Minimum Amounts

Description of Options

Proceeds at Interest

Payments for a Certain Period

Life Income

Payments of a Certain Amount

Joint and Survivor Life Income

Alternate Life Income

Death of Payee

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 3

Policy Specifications

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 4

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FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 5

Option Tables

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 6

Table of Guaranteed Maximum Cost of Insurance Rates

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 7

General Terms And Definitions

Contract Months and Years

This contract takes effect on the contract date shown on page 3.  Contract months and years are marked from the contract date.  The first day of the contract year is the contract date and its anniversaries.

Maturity Date

The policy anniversary on which you attain age 95.  We will pay you the cash surrender value on that date less any loans in effect.

No Lapse Premium

The no lapse monthly premium is shown on page 3.  The no lapse premium requirement must be met in each of the first 3 contract years or for 3 years after any increase to keep the no lapse guarantee in effect.

Notice

A notice required by this contract must be in written form acceptable to us.  A notice takes effect when signed; but it is subject to any payment made or action taken by us before we receive it.

Option

Payment of the proceeds other than in one sum.

Payee

The person to whom payments are made under an option.  If the option is a life annuity, the payee is the person on whose life the option is based.

Proceeds

The amount payable on the first of these:  (1) surrender of the contract; (2) death of the insured; or (3) the maturity date.

Process Day

The first day of each contract month.  Monthly charges and credits are made as of each process day.

Pronouns

"Our", "us", or "we" means Ohio National Life Assurance Corporation.  "You", "your" or "yours" means the insured.  If the insured are not the owner, "you", "your" or "yours" means the owner when referring to contract rights, payments and notices.

Proof You Can Be Insured

When this contract requires you to send us proof that you can be insured, the proof must be acceptable to us. We will supply forms or instructions for you to give such proof.  No new stated amount or reinstatement for which you apply will take effect until we approve your application.  We must find that you are in an acceptable risk class.  Unless we adopt other rules, your risk class must be at least as good as it was when we last approved you for insurance.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 8

General Provisions

Ownership

The owner has all contract rights while the insured is living.  After the insured's death, the owner only has those rights set forth in the Beneficiary and Proceeds Payment Options sections.  The owner may act without the consent of a revocable beneficiary or contingent owner.  The owner may name a contingent owner or new owner by notice to us.

Assignment

You may assign your rights under this contract as security for a loan or debt.  We are not bound by an assignment unless we receive notice of it.  The person to whom you assign your rights has a first claim on proceeds ahead of you and your beneficiaries except for irrevocable beneficiaries named prior to the assignment.

Beneficiary

You may name beneficiaries in the application or by notice to us.  Unless otherwise provided in the application or in a later writing, beneficiary designations are revocable and the owner may change them at any time.  If the owner is not the insured, the owner may name or change revocable beneficiaries by notice to us at any time up to 60 days after your death.

Beneficiaries have rights in the order named.  Contingent beneficiaries will only receive proceeds if no prior beneficiary survives you.  The rights of a beneficiary who dies before you will pass to living beneficiaries of the same class.  If no beneficiary survives you, death proceeds will be paid to the owner.

Contract

Your application and payment of premiums are your consideration for this contract.  The entire contract is your application and this policy.  A copy of your application is attached.  You represent that the statements made in your application are true as far as you know and believe.  But, you do not warrant the truth of statements made in good faith.  We cannot base denial of a claim on any statement you make unless it is contained in an attached application.

The contract cannot be changed nor our rights waived except in writing signed by one of our officers.

Annual Account Report

We will send you a report at least once each year showing, as of the date of the report: (1) the cash value; (2) the  cash surrender value; (3) interest credited since the last report; (4) premiums paid since the last report; (5) charges made since the last report; and (6) loans in effect.  We will send reports more than once a year if you ask for them.  We may charge a fee for such extra reports.

You may ask us in writing at any time for a complete proposal showing tables of cash values and death benefits based on guaranteed and current rates as well as any other necessary assumptions.  We may charge a reasonable fee for this service.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 9

Premiums

Payment

Your first premium is due on the contract date.  One no-lapse premium must be paid to put this contract in effect.  The first premium may be paid to our agent or sent to our home office.  Premiums after the first must be paid to our home office.  We will give you a receipt signed by one of our officers.  Premiums are payable in advance of the period to which they apply.

Net Premium

The net premium is the premium paid less any applicable state premium tax charge shown on page 6A.

Planned Premiums

You may pay planned premiums each year, or every 6 months or 3 months.  We will send you a notice of each planned premium.  We may also allow other premium payment plans.  You may change your planned premium amount, or how often it is to be paid, by sending us notice of the change.  We may limit the amount of increase in your planned premium.  Each planned premium must be at least $25.

Extra Premiums

You may pay extra premiums (more than planned) at any time prior to the maturity date.  If you have a loan, extra premiums will first be applied to reduce or pay off the loan.  We may limit the amount and number of extra premiums which may be paid.

Maximum Premiums

Premiums that can be paid under this contract can be no more than allowed by the federal law that defines life insurance.  We will set the maximum premium allowed each year.  If a premium payment would exceed this maximum, you can increase your stated amount to allow this premium.  To do this, you must apply in writing and send us proof you can be insured.  If you do not increase your stated amount, we will refund premium in excess of the maximum to you.

No Lapse Guarantee

This contract will not end in the first 3 contract years or for 3 years after any increase in the stated amount if on each process day (a) is not less than (b) where:

(a)

is the sum of all premiums paid since the contract date or any increase less any partial surrenders and less any loan amount, and

(b)

is the sum of the no-lapse monthly premiums since the contract date, or any increase including the no lapse monthly premium for the current process day.

Although we will determine each month whether or not you have met the no-lapse premium requirement, you do not have to pay premiums monthly.

Policy Changes Affecting the No Lapse Premium

The no-lapse monthly premiums will be affected by any change in stated amount or change of proceeds plan. The no-lapse premium may also be changed when a rider is added to or removed from this contract.  You will be notified of the new no-lapse premium which applies from the date of the change.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 10

Grace Period

A premium is due on any process day on which the cash surrender value, less loans in effect, is not enough to cover the charges then due.  The required premium will equal the amount necessary to allow the cash surrender value less loans in effect to cover 2 monthly charges.  We will mail you, and any assignee of record, notice of the amount due.  The contract will stay inforce for 61 days after the due date of the required premium, or, if later, until 31 days after notice of the amount due has been mailed, but not past the maturity date.  If you do not pay the required premium by the end of this grace period, the contract will end with no value.  We will send you a notice before the contract ends.  If death occurs during a grace period, any required premium then due will be subtracted from the death proceeds.

The contract will not lapse if the no-lapse guarantee is in effect.

Reinstatement

If this contract ends for failure to pay a required premium, you may reinstate it within 5 years if:

(1)

you apply to reinstate this contract and send us proof you can be insured; and

(2)

we approve your application; and

(3)

you pay enough premium to keep the contract inforce for at least 2 months; and

(4)

you pay the monthly charges due from the grace period; and

(5)

you pay or reinstate any loans then in effect with interest at 6% per year.

You may not reinstate this contract after the maturity date.

Benefits

Death Proceeds Choices

Plan A.  If you have Plan A, the death proceeds equal the larger of:  (1) the stated amount on the date of your death; or (2) the cash value plus a percentage of the cash value which varies with your attained age according to the table below.  Death proceeds will be reduced by any loans in effect.

Plan B.  If you have Plan B, the death proceeds equal the larger of:  (1) the stated amount plus the cash value on the date of your death; or (2) the cash value plus a percentage of the cash value which varies with your attained age according to the table below.  Death proceeds will be reduced by any loans in effect.

The stated amount is shown on page 3.

Attained Age	%	Attained Age	%	Attained Age	%
0-40	150	54	57	68	17
41	143	55	50	69	16
42	136	56	46	70	15
43	129	57	42	71	13
44	122	58	38	72	11
45	115	59	34	73	9
46	109	60	30	74	7
47	103	61	28	75-90	5
48	97	62	26	91	4
49	91	63	24	92	3
50	85	64	22	93	2
51	78	65	20	94	1
52	71	66	19	95	0
53	64	67	18

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 11

Changes In Coverage

At any time after the first contract year, you may request a change in the stated amount to increase or decrease your coverage.  The change must be at least $5,000.  If we approve the change, we will send you notice of the change.  The change will take effect on the first day of the next contract month.  We may limit you to 2 changes per contract year.

Increase.  To request an increase in the stated amount, you must apply in writing and send us proof you can be insured.  A new no-lapse guarantee will take effect on the date of increase.

Any premium paid contingent upon our approval of an increase in stated amount will be held by us, without interest, until the increase takes effect.  Premium will be applied to the increase in proportion of (a) to (b) where:

(a)

is the no-lapse premium for the increase; and

(b)

is the no-lapse premium for the original stated amount plus the no-lapse premium for all increases in stated amount.

Decrease.  To request a decrease in the stated amount, send us notice to do so.  Any decrease will be applied against prior increases in the reverse order in which the increases were made.  You may not decrease the stated amount to less than the minimum stated amount shown on page 3.  A surrender charge will be taken for decreases.

Change of Proceeds Plan

At any time after the first contract year, you may change from Plan B to Plan A by notice to us.  The stated amount will then be increased by an amount equal to the cash value on the date of the change.  At any time after the first contract year, you may change Plan A to Plan B by notice to us.  The stated amount will then be decreased by an amount equal to the cash value on the date of change.  When we change your proceeds plan, we will send you notice of the change.  You may not make a change that will decrease the stated amount to less than the minimum stated amount shown on page 3.

Continuation of Coverage

You may choose to continue your contract up to 10 years after age 100.  You must give notice to us before age 100.  The death proceeds after the maturity date will equal the cash value less any loans in effect on the date of death.

Nonforfeiture

Cash Value

The cash value is:  (1) the cash value as of the prior process day less the charges on that process day; plus (2) net premiums received since the prior process day; plus (3) interest on items (1) and (2).

Monthly Charges

The charges for a contract month are:  (1) the cost of insurance for the month (which includes the charges for any riders); plus (2) a contract maintenance charge as shown on page 6A.

Interest Credits

Each month, we will credit interest on the cash value at an effective rate of 4.0% per year.  We may apply a rate of more than 4.0% per year to any cash value greater than the amount of any loans in effect.  We may apply a rate of more than 4.0% per year to any cash value less than or equal to the amount of any loans in effect.  Interest on the net premium is credited from the date the premium is received at our home office.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 12

Cost of Insurance

We calculate the cost of insurance for each month as of each process day.  The cost of insurance for the initial stated amount is determined separately from the cost for each increase in stated amount.

The cost of insurance equals (1) the Cost of Insurance Rate; times (2) the Net Amount at Risk.

Cost of Insurance Rate

The cost of insurance rate (or any change in such rate) for each stated amount is based on the Insured's: (1) sex; (2) attained age on the contract date and on the effective date of each increase in stated amount; (3) the time elapsed since the contract date and since each increase in stated amount; and (4) rate class.

We may change the cost of insurance rates.  Any change in the cost of insurance rates will be uniformly applied to all policies of this class.  We may not increase the rates to more than those shown in the table of monthly guaranteed cost of insurance rates on page 6.  The guaranteed rates are based on the 1980 Commissioners' Standard Ordinary mortality table for Smokers or Nonsmokers.

Net Amount at Risk

The net amount at risk on any process day equals the death proceeds divided by 1. 0032737 less the cash value.

If you have Plan A and the stated amount has been increased, the cash value will first be applied against the initial stated amount to determine the net amount at risk.  If the cash value is more than the initial stated amount, the excess will be applied against each increase in the stated amount in the order made.

Determination of Values

Minimum cash surrender values are calculated using the 1980 Commissioners' Standard Ordinary mortality table for Smokers or Nonsmokers with interest at the rate of 4. 0%.  A detailed statement of the way we compute cash surrender or loan values has been filed with your state insurance officials.  All values comply with state law and are at least as great as the minimum required by law.

Surrender and Cash Surrender Value

While you are living and before the maturity date, you may request the surrender of this contract by notice to us.  The surrender will take place as of the next process day.  We will then pay you the cash surrender value, less any loans in effect.  The contract will then end.  The cash surrender value is the cash value less our surrender charge.  If the surrender charge is greater than the cash value, the cash surrender value is zero.  If your contract is beyond the end of the no-lapse guarantee period and your cash surrender value is zero, your contract will lapse with no value.

Surrender Charge

We will take a surrender charge if you surrender your contract.  The surrender charge varies by contract year and is shown on page 6A.

If the stated amount is increased, there will be an additional surrender charge.  This charge will be based on your age at the time of each increase.  We will send you notice of the new surrender charge when an increase is made.  An additional surrender charge equal to one year's interest credited in excess of 4.0% may also be taken by us.

Surrender Charge On Decreases

If you decrease your stated amount, a portion of the surrender charge will be deducted from your cash value. This deduction is equal to the surrender charge for the portion of stated amount being decreased.  The surrender charge that remains will be the surrender charge that applies to the remaining stated amount.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 13

Partial Surrender

After the first contract year, you may surrender part of this contract for cash while the insured is still living and before the maturity date.  You may not do this more than twice in any contract year.  The amount of a partial surrender may not exceed: (1) the cash surrender value; less (2) loans in effect; less (3) enough to cover the next 2 monthly charges; and less (4) the $25 partial surrender service fee.  We will subtract the amount of a partial surrender from the cash value of each increase in the stated amount in the reverse order in which increases were made.  The cash value is reduced by the amount of partial surrender.  If you have Plan A, the stated amount is also reduced by the amount of partial surrender.

No partial surrender will be made which reduces the stated amount below the minimum stated amount shown on page 3.  We will charge a service fee of $25 for each partial surrender.  If a surrender charge is in effect, an added partial surrender charge will also be made on the amount of partial surrenders in a contract year that is more than 10% of the cash surrender value as of the end of the prior contract year.  This added partial surrender charge will equal a partial surrender ratio multiplied by the surrender charge.  The partial surrender ratio equals: (1) the amount of partial surrender in excess of 10% of the cash surrender value as of the last day of the prior contract year; divided by (2) the cash surrender value.  The surrender charge will be reduced by the added partial surrender charge.

Deferral of Surrender

We may defer payment of the cash surrender value for a surrender or partial surrender for up to 6 months after we get your notice.  If we defer for more than a month, the cash surrender value will bear interest at the rate of 4.5% per year.

Paid-up Term Insurance

If you stop paying premiums, the contract can continue and operate as paid-up term insurance.  The monthly charges for calculating the cost of paid-up term insurance will be the same as those in effect when premiums were being paid.  The paid-up term period will run for as long as the surrender value less loans will purchase term insurance protection, but not past the maturity date.

Paid-up Life Insurance

On any process day you may use the cash surrender value less any loans in effect as a net single premium to purchase paid-up life insurance to mature as an endowment at age 100.  The insurance will begin on that process day.  The amount of insurance will be that which the cash surrender value less any loans in effect will buy as a net single premium at the insured's then attained age.  This option may not be elected if the amount of paid-up life insurance purchased would be less than $1,000.  At any time after this option is elected the cash surrender value will be the amount of paid-up life insurance times the net single premium for paid-up life insurance at the then attained age of the insured.  The net single premiums are based on the 1980 Commissioners' Standard Ordinary mortality table for Smokers or Nonsmokers and 4.0% interest.

Loans

Availability

By notice to us, you may borrow against the loan value of this contract on any process day.  We may defer payment of loans for up to 6 months after we get your notice.  We can not defer a loan to pay premiums on any contract issued by us.  Loans are made on the security of this contract assigned to us.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 14

Loan Value

The loan value is the cash surrender value less the sum of (1) any loans in effect plus (2) enough to cover the next 2 monthly charges.

Interest

The interest charged on loans is shown on page 6.  Interest is due in advance each year unless we agree to other terms.  When a loan is made, we will include the interest then due in the amount of the loan.  Interest not paid when due is added to the loan balance.

Repayment

You may pay back a loan at any time before we pay the contract proceeds.  Loans which have not yet been paid back will be repaid from death or maturity proceeds.

Termination of Contract

If your loan balance exceeds the cash surrender value, this contract will end 31 days after we mail notice of termination.  Such notice will be sent to you at your last known address and to any assignees of record.

Claims

Payment of Proceeds

Death proceeds will be paid within 30 days after we receive due proof of the death of the insured.

Proceeds are paid at our home office.  Payment will be made in one sum unless an option is chosen.  Surrender of the contract or proof of the interest of the claimant, or both, are required before proceeds are paid.

Death proceeds include interest at the rate of at least 4.5% per year, or any higher rate required by law, from the date of death to the date proceeds are paid or applied under an option.

Misstatement of Age or Sex

If the insured's age or sex was misstated, the death proceeds will be 1.0032737 times the sum of:

(1)

the cash value; and

(2)

the net amount at risk on the date of death multiplied by an age adjustment ratio.

The age adjustment ratio is:  (a) the cost of insurance charged on the process day nearest the date of death, divided by (b) the cost of insurance that should have been charged at the insured's true age.  In no case will the adjusted proceeds be less than the cash value plus a percentage of the cash value which varies with the insured's true attained age according to the table on page 10.

If the misstatement is found before the insured's death, we will charge from that time the cost of insurance for the insured's true age and sex based on the original stated amount.

Proceeds Protection

No one may commute, assign or encumber the proceeds or cash surrender value unless this contract so provides.  As far as allowed by law, no creditor may claim the proceeds.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 15

Incontestability

We may not contest this contract due to a false statement, material to the risk, which was made in your application for an amount of insurance if:  (a) the insured lives more than 2 years after such amount takes effect; and (b) the contract is inforce at the time of the insured's death.

We may contest this contract based on any false statement made about the insured's smoking status provided:  (a) the statement is made a part of this contract at or after the issue date; and (b) the insured dies within 2 years after the statement is made part of the contract.

Suicide

If the insured dies by suicide while sane or insane, we will not pay any stated amount or increase in stated amount which has been in effect for less than 2 years.  If the suicide is within the first 2 contract years, we will pay as death proceeds the cash surrender value or, if greater, the premiums you paid minus any loans or partial surrenders.  After that, we will pay the death proceeds of any coverage which has been in effect for more than 2 years.  Any premium applied to an increase which has been in effect for less than 2 years before the suicide will be refunded.

Proceeds Payment Options

Choice of Options

By Owner.  The choice or change of an option requires notice to us.  If the owner is not the insured, the owner may choose or change an option while the insured is living or up to 60 days after the insured's death.  If an option is chosen for death proceeds, the payee, or one of the payees, must be the beneficiary.  A beneficiary change revokes any option chosen for the beneficiary.

By Others.  If you did not choose an option, the beneficiary may do so.  An assignee may not choose or change an option.  Proceeds to an assignee will be paid in one sum.

Proceeds to be paid to a corporation may be applied under option 2 or 4 with the corporation, the insured or the insured's spouse or child as payee.  If we agree:

(1)

anyone else related to the insured by blood or marriage may be the payee; or

(2)

the corporation may also choose option 3 or 5 with any of these related persons as payee and with payments made to the corporation or to the payee.

Proceeds to be paid to a partnership, association, trustee or estate may be paid under an option on the same basis as for a corporation.

Minimum Amounts

If payments to a payee would be less than $25, we may pay less often so that each payment will be at least $25.

Description of Options

We will endorse this contract or issue a new contract or certificate to show the terms of any option.  The option date is the date proceeds come due or a later date which you request and we approve.  The life income options are based on the payee's sex and age.  We may require proof of a payee's age and survival.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 16

Proceeds at Interest

Option 1

We will hold the proceeds at interest at the rate of 4.5% per year.  We may determine and announce a higher rate from time to time.  Interest will be paid, as chosen, each year, or every 6 months, 3 months or 1 month from the option date.  Under the terms of the option, we may limit:

(1)

the payee's right to withdraw the proceeds; and

(2)

the length of time proceeds are to be held.

Interest to be paid on each $1,000 held by us will be:

Annual	Semiannual	Quarterly	Monthly
$45.00	$22.25	$11.07	$3.67

Payments for a Certain Period

Option 2

We will make equal payments for a stated number of years.  Payments will be made, as you choose, each year, or every 6 months, 3 months or 1 month.  Payment amounts are based on the option 2 table on page 5.  The first payment is due on the option date.  Under the terms of the option, we may limit the payee's right to withdraw the proceeds.

Life Income

Option 3

The first payment is due on the option date.  Payment amounts are based on the option 3 table on page 5.

Nonrefund.  We will make payments in the same amount each month while the payee is living.  No more payments are due after the payee's death.

Guaranteed Period.  We will make payments in the same amount each month for 5, 10 or 20 years, as you have chosen.  After that, we will still make payments in the same amount each month for as long as the payee is living.

Installment Refund.  We will make payments in the same amount each month until the sum of all payments equals the proceeds applied under this option.  After that, we will still pay each month for as long as the payee is living.

Payments of a Certain Amount

Option 4

We will make payments in the same amount, as you choose, each year, or every 6 months, 3 months or 1 month until all the proceeds are paid.  The amount of each payment will be as you have chosen and we have approved. Interest will be added to the proceeds at the rate of 4.5% per year on the unpaid balance.  We may determine and announce a higher rate from time to time.  The first payment is due on the option date.  The last payment will equal the unpaid balance of proceeds.  Under the terms of this option, we may limit the payee's right to withdraw the proceeds.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 17

Joint and Survivor Life Income

Option 5

These options are for 2 payees.  The first payment is due on the option date.  Payment amounts are based on the option 5 table on page 5.

Joint Guaranteed Period 10 Years.  We will make payments in the same amount each month for 10 years.  After that, we will still make payments in the same amount each month for as long as one of the payees is living.

Joint and Full.  We will make payments in the same amount each month as long as one of the payees is living.

Joint and 2/3.  We will make full payments in the same amount each month for as long as both of the payees are living.  After one payee's death, 2/3 of that amount will still be paid each month for as long as the other payee is living.

Alternate Life Income

You may choose other income amounts for option 3 and 5 in place of those shown on page 5.  Such amounts will be based on rates at least as liberal as the rates we charge as of the option date for a single premium immediate annuity of the same kind.

Death of Payee

If all payees have died, we will make one final payment to the estate of the last surviving payee for any amount then due.

For option 1 or 4, the amount then due will be any balance held by us. For option 2, 3 or 5, the amount then due will be the present value of unpaid guaranteed payments commuted at the rate of 4.5% per year.  We will specify the commutation rate when you choose the alternate life income for option 3 or 5.

FORM 91-QL-2Ohio National Life Assurance CorporationPAGE 18

Flexible Premium Adjustable Life Insurance Policy

Nonparticipating
Adjustable Death Benefit Payable Before Maturity Date
Cash Surrender Value, if any, Payable on Maturity Date if Insured is Then Living
Flexible Premiums Until Maturity Date
Stated Amount:  Page 3
Maturity Date:  Age 95

FORM 91-QL-2PAGE 19

Endorsement

The Net Premium section of the Premiums provision is changed to read as follows:

Net Premium

The net premium is the premium paid, less the premium load shown on page 6A, less any applicable state premium tax charge shown on page 6A.

The No-lapse Guarantee section of the Premiums provision is changed to read as follows:

The No-lapse Guarantee period is shown on page 3 of this contract.  The No-lapse Guarantee period begins on the contract date.  A new No-lapse Guarantee period begins after any increase in the stated amount.  This contract will not end during this No-lapse Guarantee period if on each process day (a) is not less than (b) where:

(a)

is the sum of all premiums paid since the contract date or any increase less any partial surrenders and less any loan amount, and

(b)

is the sum of the no-lapse monthly premiums since the contract date, or any increase including the no-lapse monthly premium for the current process day.

Although we will determine each month whether or not you have met the no-lapse premium requirement, you do not have to pay premiums monthly.

As long as the cash surrender value is positive and equals or exceeds the amount of loan balance, the contract will not lapse even if you have not met the no-lapse premium requirement.

The following sentence is added to the Continuation of Coverage section of the Benefits provision:

Continuation of Coverage

We will accept no additional premiums after the maturity date.  No monthly charges are deducted from the cash value after the maturity date.

The Maturity Date section of the General Terms and Definitions is changed to read as follows:

Maturity Date

The policy anniversary on which you attain age 100. We will pay you the cash surrender value on that date less any loans in effect.

Any references to "age 95" are changed to "age 100".

The table in the Benefits provision is extended as follows:

Attained Age	%
96-100	0

OHIO NATIONAL LIFE ASSURANCE CORPORATION

/s/	/s/
Secretary	President

FORM 95-QLE-2Ohio National Life Assurance Corporation

Endorsement

Changes to Your Contract

If this contract is delivered to you in one of these states, the changes shown for your state will apply.

Montana and Oklahoma

The second paragraph of the Incontestability provision is deleted.

Montana

The second sentence of the Suicide provision is changed to read as follows:

If the suicide or self-destruction is within the first 2 contract years, we will pay as death proceeds the reserve based on the commissioner's valuation method and the mortality and interest rates given in the Nonforfeiture section or, if greater, the premiums you paid.

New Mexico

The last three sentences of the Grace Period provision are changed to read as follows:

If you do not pay the required premium by the end of this grace period, the contract will end with no value.  We will send you a notice at your last known address 30 days before the contract ends.  If death occurs during a grace period, any required premium then due will be subtracted from the death proceeds.

The contract will not lapse if the no-lapse guarantee is in effect.

Tennessee

The last sentence of the Surrender Charge provision is changed to read as follows:

An additional surrender charge equal to one year's interest credited in excess of 6% may also be taken by us during the first fifteen contract years.

Utah

The words "cash value" are changed to "contract value".  The amount of money available on surrender is the cash surrender value (*less any loans in effect) as described on page 12.

Washington

The second paragraph of the Payment of Proceeds provision is changed to read as follows:

Death proceeds include interest at the rate of at least 4.5% per year, but not less than that required by law, from the date of death to the date proceeds are paid or applied under an option.

West Virginia

In the Deferral of Surrender provision, the words "6 months" are changed to "30 days".

The following is added to the Reinstatement provision:

You need not pay any past due premium in order to reinstate.

FORM 91-QSE-4Ohio National Life Assurance Corporation/Cincinnati

Wisconsin

You may surrender Paid-up Term insurance on the same basis as provided in the Surrender and Cash Surrender Value provision.

The Incontestability provision of the Claims section is changed to read as follows:

We may not contest this contract due to a false statement, material to the risk, which was made in your application for an amount of insurance if:  (a) you live more than 2 years after such amount takes effect; and (b) the contract is in force at the time of your death.

We may contest this contract based on any false statement made about an insured’s smoking status provided:  (a) the statement is made a part of this contract at or after the issue date; and (b) the insured dies within 2 years after the statement is made part of the contract.  If the insured dies during the first 2 years, we reserve the right to contest this contract until the contract has been in effect for 2 years.

Wyoming

In the Annual Account Report provision, there is no charge for the first report each year.

OHIO NATIONAL LIFE ASSURANCE CORPORATION

/s/	/s/
Secretary	President

FORM 91-QSE-4Ohio National Life Assurance Corporation/Cincinnati